UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017 (December 13, 2017)

LUCKYCOM PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 Katy Freeway, Suite 830, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code 281-668-8266

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 13, 2017, Mr. Kingrich Lee executed a Sold Note (the “Sold Note”) and Instrument of Transfer (the “Instrument of Transfer”) on behalf of Luckycom Pharmaceuticals Inc. (the “Company”), pursuant to which the Company would sell to Ms. Lijian Li 10,000 shares of stock of the Company’s wholly-owned Hong Kong subsidiary, Luckycom Limited at a purchase price of HK $1 (approximately US $0.13) per share aggregating to HK $10,000 (approximately US $1,281) .. On the same date, the transaction was consummated with the payment of stamp duty to the Hong Kong tax department.

The foregoing description of the Sold Note and Instrument of Transfer does not purport to be complete and is qualified in its entirety by the Sold Note and Instrument of Transfer, and Copies of the Sold Note and Instrument of Transfer are attached to this Current Report on Form 8-K as Exhibit 2.1 and 2.2 which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Sold Note dated December 13, 2017
Exhibit 2.2	Instrument of Transfer dated December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKYCOM PHARMACEUTICALS INC.

Date: December 18, 2017		/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Executive Officer and Chief Financial Officer